   As filed with the Securities and Exchange Commission on January 10, 2003


                                                    Registration No. 333-102105

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               -----------------


                         PRE-EFFECTIVE AMENDMENT NO. 1



                                      TO


                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                                  ONEOK, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                     Oklahoma                  73-1520922
                  (State or Other           (I.R.S. Employer
                  Jurisdiction of        Identification Number)
                 Incorporation or
                   Organization)

                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 588-7000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                  Jim Kneale
         Senior Vice President, Treasurer and Chief Financial Officer
                                  ONEOK, Inc.
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 588-7000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                  Copies to:


                  John R. Barker            Robert A. Yolles
                  Gable & Gotwals               Jones Day
              100 West Fifth Street,         77 West Wacker
                    Suite 1100           Chicago, Illinois 60601
               Tulsa, Oklahoma 74103         (312) 782-3939
                  (918) 595-4800


                               -----------------

       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

                               -----------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

     Subject to completion, Preliminary Prospectus dated January 10, 2003


                                  ONEOK, Inc.

                                $1,000,000,000

                                Debt Securities

                                 Common Stock

                                Preferred Stock

                           Stock Purchase Contracts

                             Stock Purchase Units

                               -----------------

   We may offer from time to time in one or more issuances, (1) one or more series of unsecured Debt Securities, which may be senior notes or debentures or other unsecured evidences of indebtedness, (2) shares of our Common Stock, (3) shares of our Preferred Stock, (4) Stock Purchase Contracts or (5) Stock Purchase Units. The Debt Securities, which may include terms permitting or requiring holders to convert or exchange their Debt Securities for Common Stock or other securities; the Common Stock; the Preferred Stock, which may include terms permitting or requiring holders to convert or exchange their Preferred Stock for Common Stock or other securities; the Stock Purchase Contracts; and the Stock Purchase Units are collectively referred to in this prospectus as the "Securities." The aggregate initial offering price of the Securities that are offered will not exceed $1,000,000,000. We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.

   We will provide you with the specific terms of the particular Securities being offered in supplements to this prospectus. You should read this prospectus and each related supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------

                 The date of this Prospectus is             .

The information in this prospectus is not complete and may be changed. We may not sell these securities, or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS


About this Prospectus................................................................  2
Where You Can Find More Information..................................................  2
Forward-Looking Information..........................................................  3
About ONEOK..........................................................................  5
Use of Proceeds......................................................................  5
Ratio of Earnings to Fixed Charges...................................................  5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements  5
Description of Debt Securities.......................................................  6
Description of Capital Stock......................................................... 14
Description of Stock Purchase Contracts and Stock Purchase Units..................... 26
Plan of Distribution................................................................. 27
Legal Matters........................................................................ 28
Experts.............................................................................. 28


                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that ONEOK ("we" or "ONEOK") filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the Securities described in this prospectus in one or more offerings with a total initial offering price of up to $1,000,000,000. This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide you a prospectus supplement and any pricing supplement that will contain information about the specific terms of that particular offering. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part and our other filings with the Securities and Exchange Commission. You also should read this prospectus and any prospectus supplement or pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our Common Stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the Securities. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits we file with the Securities and Exchange Commission. You may refer to the registration statement and the exhibits for more information about us and the Securities. The registration statement and the exhibits are available at the Securities and Exchange Commission's Public Reference Room or through its Web site.

   The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Securities. The documents we incorporate by reference are:

  . our annual report on Form 10-K for the year ended December 31, 2001, as amended;

  . our reports on Form 10-Q for the quarterly periods ended March 31, 2002, as amended, June 30, 2002, as amended, and September 30, 2002;


  . our current reports on Form 8-K dated January 8, 2002, January 18, 2002, March 21, 2002, June 3, 2002, June 5, 2002, June 24, 2002, August 7, 2002,
     August 12, 2002, August 23, 2002 (two separate reports), August 30, 2002, September 20, 2002, September 25, 2002, October 15, 2002, October 17, 2002, November 7, 2002, November 8, 2002, November 27, 2002, December 16, 2002, January 3, 2003 (two separate reports) and January 9, 2003;


  . the description of our Common Stock contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 21, 1997, including any amendment or report filed for the purpose of updating that description; and

  . the description of our preferred share purchase rights contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 28, 1997, including any amendment or report filed for the purpose of updating that description.

   You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                                  ONEOK, Inc.
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                      Attention: Chief Financial Officer
                           Telephone: (918) 588-7000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell Securities if it is accompanied by a prospectus supplement. We are only offering the Securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate as of any date other than the date on the front of those documents.

                          FORWARD-LOOKING INFORMATION

   Some of the statements contained and incorporated in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

   Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," "projection" or "goal."

   You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

  .  risks associated with any reduction in our credit ratings;

  .  the effects of weather and other natural phenomena on sales and prices;

  . competition from other energy suppliers as well as alternative forms of energy;

  .  the capital intensive nature of our business;

  .  further deregulation, or "unbundling," of the natural gas business;

  . competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation, or "unbundling," of the natural gas business;

  .  the profitability of assets or businesses acquired by us;

  . risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our trading partners;

  . economic climate and growth in the geographic areas in which we do business;

  .  the uncertainty of gas and oil reserve estimates;

  . the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

  . the effects of changes in governmental policies and regulatory actions, including with respect to accounting policies, income taxes, environmental compliance, authorized rates and recovery of gas costs;

  . the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock market returns;

  . risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;



  . the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission and the Kansas Corporation Commission or any other local, state or federal regulatory body;

  . our ability to access capital at competitive rates or on terms acceptable to us;

  . actions taken by Westar Energy, Inc., formerly Western Resources, Inc., with respect to its investment in ONEOK, including, without limitation, the effect of a sale of our shares of common stock and preferred stock beneficially owned by Westar Energy;

  . the risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth in recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of the September 11, 2001 terrorist attacks; and

  . the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

   Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

                                  ABOUT ONEOK

   ONEOK and its subsidiaries engage in several aspects of the energy business. We purchase, gather, process, transport, store and distribute natural gas. We drill for and produce oil and natural gas, extract, sell and market natural gas liquids and are engaged in the natural gas, crude oil and natural gas liquids marketing and trading business. We are the largest natural gas distributor in Kansas and Oklahoma, providing service as a regulated public utility to wholesale and retail customers. Our largest markets in Oklahoma are the Oklahoma City and Tulsa metropolitan areas and in Kansas are Wichita, Topeka and Johnson County, which includes Overland Park, Kansas. In addition, upon completion of the contemplated acquisition of the Texas assets of Southern Union Company, we will be the third largest natural gas distributor in Texas. We also own and operate an electric generating plant and engage in wholesale marketing of electricity. Our energy marketing and trading operations provide service to customers in 28 states.

                                USE OF PROCEEDS

   Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the Securities offered by this prospectus for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                      RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods shown is as follows:

   For the nine         For the           For the        For the four    For the years ended August 31,
   months ended       year ended        year ended       months ended    ------------------------------
September 30, 2002 December 31, 2001 December 31, 2000 December 31, 1999 1999       1998      1997
------------------ ----------------- ----------------- -----------------   -----      -----     -----
      3.35x              2.01x             2.88x             2.98x       4.06x      5.50x     3.51x

   We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before cumulative effect of a change in accounting principle plus fixed charges and income taxes, less undistributed income from equity investees. "Fixed charges" consists of interest charges, the representative interest portion of operating leases and the amortization of debt discounts and issue costs.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                                 REQUIREMENTS

   Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods shown is as follows:

   For the nine         For the           For the        For the four    For the years ended August 31,
   months ended       year ended        year ended       months ended    ------------------------------
September 30, 2002 December 31, 2001 December 31, 2000 December 31, 1999 1999       1998      1997
------------------ ----------------- ----------------- -----------------   -----      -----     -----
      2.23x              1.43x             1.93x             1.76x       1.93x      2.52x     3.48x

   For purposes of computing the ratio of earnings to combined fixed charges and preferred dividend requirements, "earnings" consists of net income plus fixed charges and income taxes, less undistributed income from equity investees. "Fixed charges" consists of interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases. "Preferred dividend requirements" consists of the pre-tax preferred dividend requirement.

                        DESCRIPTION OF DEBT SECURITIES

   The following description states the general terms and provisions of our unsecured Debt Securities. In this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we will issue under an Indenture that we entered into with SunTrust Bank, as trustee, on December 28, 2001. Each prospectus supplement that we provide when we offer Debt Securities will describe the specific terms of the Debt Securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Debt Securities.

   We have summarized the material terms and provisions of the Indenture in this section. The summary is not complete. We have filed the form of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of Indenture for additional information before you buy any Debt Securities. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the Debt Securities. This summary also is subject to and qualified by reference to the description of the particular terms of the Debt Securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

   The Debt Securities will be our unsecured obligations and will rank equally with any of our other senior, unsecured debt. Debt Securities issued under the Indenture will be issued as part of a series that has been established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of Debt Securities. A prospectus supplement will describe these terms and will include, among other things, the following:

  .  the title of the Debt Securities of the particular series;

  . the total principal amount of those Debt Securities and the percentage of their principal amount at which we will issue those Debt Securities;

  . the date or dates on which the principal of those Debt Securities will be payable;

  . the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

  . the place or places where payments on those Debt Securities will be made, where holders may surrender their Debt Securities for transfer or exchange and where to serve notices or demands;

  .  any provisions for optional redemption or early repayment;

  . any provisions that would obligate us to redeem, purchase or repay those Debt Securities;

  .  any provisions for conversion or exchange of the Debt Securities;

  . whether payments on the Debt Securities of the particular series will be payable by reference to any index, formula or other method;

  . any deletions from, changes of or additions to the events of default or covenants described in this prospectus;

  . the portion of the principal amount of those Debt Securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  . any additional means of defeasance of all or any portion of those Debt Securities, any additional conditions or limitations to defeasance of those Debt Securities or any changes to those conditions or limitations;

  . any provisions granting special rights to holders of the Debt Securities of the particular series upon the occurrence of events identified in the prospectus supplement;

  . if other than the trustee, the designation of any paying agent or security registrar for those Debt Securities; and the designation of any transfer or other agents or depositories for those Debt Securities;

  . whether we will issue the Debt Securities of the particular series in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

  . the denominations in which we will issue the Debt Securities of the particular series or in which they may be owned, if other than $1,000 or any integral multiple of $1,000;

  . whether and in what circumstances any additional amounts may be payable on those Debt Securities to foreign holders; and

  .  any other terms or conditions that are consistent with the Indenture.

   We may sell the Debt Securities at a discount (which may be substantial) below their stated principal amount. These discounted Debt Securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Restrictive Covenants

   We have agreed to two principal restrictions on our activities for the benefit of holders of the Debt Securities. The restrictive covenants summarized below will apply to a series of Debt Securities (unless waived or amended) as long as any of those Debt Securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "--Glossary." In this description of the covenants only, all references to "us" or "we" mean ONEOK and our principal subsidiaries, unless the context clearly indicates otherwise. Our principal subsidiaries are those that own or lease a Principal Property.

   Other than the restrictions on Liens and Sale/Leaseback transactions described below, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to protect holders of any Debt Securities in the event we participate in a highly leveraged transaction. The Indenture and the Debt Securities also do not contain provisions that give holders of the Debt Securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating.

   For these purposes, "debt" includes all notes, bonds, debentures or similar evidences of obligations for borrowed money.

  Limitation on Liens

   We have agreed that we will issue, assume or guarantee debt for borrowed money secured by any Lien upon a Principal Property or shares of stock or debt of any principal subsidiary only if we secure the Debt Securities equally and ratably with or prior to the debt secured by that Lien. If we secure the Debt Securities in this manner, we have the option to secure any of our other debt or obligations equally and ratably with or prior to the debt secured by the Lien and, accordingly, equally and ratably with the Debt Securities. This covenant has exceptions that permit:

  . Liens that exist on the date we first issue a series of Debt Securities under the Indenture;

  . Liens on any Principal Property or shares of stock or debt of any entity that constitutes a principal subsidiary existing at the time we merge or consolidate with that entity or acquire its property or at the time the entity becomes a principal subsidiary;

  . Liens on any Principal Property existing at the time we acquire that Principal Property so long as the Lien does not extend to any of our other Principal Property;

  . Liens on any Principal Property, and any Lien on the shares of stock of any principal subsidiary formed for the purpose of acquiring that Principal Property, either:

    . securing all or part of the cost of acquiring, constructing, improving, developing or expanding the Principal Property that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation; or

    . securing debt to finance the purchase price of the Principal Property or the cost of constructing, improving, developing or expanding the assets that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation;

  . Liens on any Principal Property or shares of stock or debt of any principal subsidiary to secure debt owed to us;

  . Liens securing industrial development, pollution control or other revenue bonds of a government entity;

  . Liens arising in connection with a project financed with, and securing, Non-Recourse Indebtedness;

  . statutory or other Liens arising in the ordinary course of business and relating to amounts that are not delinquent or remain payable without penalty or that we are contesting in good faith;

  . Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974) on our property incurred or required in connection with workmen's compensation, unemployment insurance and other social security legislation;

  . Liens securing taxes that remain payable without penalty or that we are contesting in good faith if we believe we have adequate reserves for the taxes in question;

  . rights that any governmental entity may have to purchase or order the sale of any of our property upon payment of reasonable compensation;

  . rights that any governmental entity may have to terminate any of our franchises, licenses or other rights or to regulate our property and business;

  . Liens that we do not assume or on which we do not customarily pay interest and that exist on real estate or other rights we acquire for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

  . easements or reservations in our property for roads, pipelines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other similar purposes and zoning ordinances, regulations and restrictions that do not impair the use of the property in the operation of our business; and

  . any extensions, renewals, substitutions or replacements of the above-described Liens or any debt secured by these Liens if both:

    . the amount of debt secured by the new Lien and not otherwise permitted does not exceed the principal amount of debt so secured at the time of the renewal or refunding; and

    . the new Lien is limited to the property (plus any improvements) secured by the original Lien.

   In addition, without securing the Debt Securities as described above, we may issue, assume or guarantee debt that the Lien covenant would otherwise restrict in a total principal amount that, when added to all of our other outstanding debt that the Lien covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired debt as described below under "--Limitation on Sale/Leaseback Transactions."

  Limitation on Sale/Leaseback Transactions

   We have agreed that we will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

  . we could incur debt secured by a Lien on the Principal Property that is the subject of that Sale/Leaseback Transaction;

  . the Attributable Debt subject to that Sale/Leaseback Transaction would be in an amount permitted under the "basket" described above under "--Limitation on Liens";

  . the proceeds of that Sale/Leaseback Transaction are used for our business and operations; or

  . within the period ending 12 months after the closing of the Sale/Leaseback Transaction, we apply the net proceeds of the Sale/Leaseback Transaction to the voluntary retirement of any Debt Securities issued under the Indenture or Funded Indebtedness (other than Funded Indebtedness that we hold or that is subordinate in right of payment to any Debt Securities issued under the Indenture).

    Glossary

   "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of Debt Securities originally sold at a discount) borne by the Debt Securities then outstanding under the Indenture, compounded annually.

   "Consolidated Net Tangible Assets" means (1) the total amount of assets (less applicable reserves and other properly deductible items) that under generally accepted accounting principles, or GAAP, would be included on a consolidated balance sheet of ours and our subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined, (B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet, less (2) the amount which would be so included on the consolidated balance sheet for investments (less applicable reserves) made in subsidiaries.

   "Funded Indebtedness" as applied to any Person, means all debt of that Person maturing after, or renewable or extendible at that Person's option beyond, 12 months from the date of determination.

   "Lien" means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment

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whereby we convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or in which we own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our proportionate part of the development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection with the arrangement.

   "Non-Recourse Indebtedness" means, at any time, debt incurred after the date of the Indenture by us in connection with the acquisition of property or assets by us or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of that debt and pursuant to applicable law, the recourse at that time and thereafter of the lenders with respect to the debt is limited to the property or assets so acquired, or the construction or improvements, including debt as to which a performance or completion guarantee or similar undertaking was initially applicable to the debt or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Principal Property" means any property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries.

   "Sale/Leaseback Transaction" means any arrangement with any Person pursuant to which we lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under GAAP, (2) leases between us and one of our principal subsidiaries or between principal subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

   The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

  . immediately after giving effect to the transaction, no default or event of default under the Indenture would have occurred and be continuing or would result from the transaction;

  . we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the Debt Securities and the performance of our covenants and obligations under the Indenture and those Debt Securities; and

  . we provide the trustee with a certificate and a legal opinion, each stating that the Indenture permits the transaction.

   If we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any principal subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the Indenture provides that the Debt Securities (so long as those Debt Securities are entitled to the protection of the "Limitation on Liens" covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

                                      10

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Events of Default

   Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of Debt Securities:

  . our failure to pay interest on that series of Debt Securities for 30 days after it becomes due and payable;

  . our failure to pay principal of or any premium on that series of Debt Securities when due;

  . our failure to comply with any of our covenants or agreements for that series of Debt Securities or in the Indenture (other than an agreement or covenant that we have included in the Indenture solely for the benefit of less than all series of Debt Securities) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities affected by that failure provide written notice to us;

  . the default under any agreement under which we or any subsidiary that owns or leases Principal Property have at the time outstanding debt in excess of $15,000,000 and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities of a series so long as, prior to the entry of judgment in favor of the trustee for payment of the Debt Securities of that series, we do not cure the default, or the default under the agreement has not been waived;

  .  various events involving our bankruptcy, insolvency or reorganization; or

  .  any other event of default provided for that series of Debt Securities.

   A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of a series of Debt Securities of any default or event of default (except in any payment on that series of Debt Securities) if the trustee considers it in the interest of the holders of that series of Debt Securities to do so.

   If an event of default for any series of Debt Securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by the default (or, in some cases, 25% in principal amount of all Debt Securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those Debt Securities. The holders of a majority in principal amount of the outstanding Debt Securities of the series affected by the default (or of all Debt Securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

   If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any Debt Securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

   The holders of a majority in principal amount of Debt Securities of any series have the right to waive past defaults under the Indenture that relate to that series except for a default in the payment on the Debt Securities or a provision that can only, under the Indenture, be modified or amended if all holders that are affected consent.

   In most cases, holders of a majority in principal amount of the outstanding Debt Securities of a series (or of all Debt Securities affected, voting as one class) may direct the time, method and place of:

  .  conducting any proceeding for any remedy available to the trustee; and

  .  exercising any trust or power conferred on the trustee.

   The Indenture requires us to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indenture.

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Modification and Waiver

   We may amend or supplement the Indenture if the holders of a majority in principal amount of the outstanding Debt Securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each Debt Security affected, however, no modification may:

  .  reduce the principal of the Debt Security or change its stated maturity;

  . reduce the rate of or change the time for payment of interest on the Debt Security;

  . reduce any premium payable on the redemption of the Debt Security or change the time at which the Debt Security may or must be redeemed;

  .  change any obligation to pay additional amounts on the Debt Security;

  . impair the holder's right to institute suit for the enforcement of any payment on the Debt Security;

  .  impair the holder's right to convert or exchange any Debt Security;

  . reduce the percentage of principal amount of Debt Securities whose holders must consent to an amendment to or supplement of the Indenture;

  . reduce the percentage of principal amount of Debt Securities necessary to waive compliance with some of the provisions of the Indenture; or

  . modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the Indenture cannot be amended or waived without the consent of each holder affected.

   We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of Debt Securities in various circumstances, including:

  . to provide for the assumption of our obligations under the Indenture and the Debt Securities by a successor;

  . to add covenants that would benefit the holders of any Debt Securities or to surrender any of our rights or powers;

  . to provide for the issuance of additional securities, including Debt Securities of a particular series, under the Indenture;

  .  to add events of default;

  .  to provide any security for or guarantees of any series of Debt Securities;

  .  to provide for the form or terms of any series of Debt Securities;

  . to appoint a successor trustee or to provide for the administration of the trusts under the Indenture by more than one trustee;

  . to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding Debt Securities of any series;

  . to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of Debt Securities that does not adversely affect the interests of the holders of outstanding Debt Securities of any series; or

  .  to make any change that does not affect the rights of any holder.

   The holders of a majority in principal amount of the outstanding Debt Securities may waive our obligations to comply with various covenants, including those relating to:

  . our obligation to secure the Debt Securities in the event of mergers, consolidations and sales of assets;

  .  corporate existence; and

  .  the restrictions on Liens and Sale/Leaseback Transactions.

                                      12

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Defeasance

   When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the Debt Securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  . "legal defeasance," which means that we will be discharged from our obligations with respect to the Debt Securities of that series; or

  . "covenant defeasance," which means that we will no longer have any obligation to comply with the restrictive covenants under the Indenture and any other restrictive covenants that apply to that series of the Debt Securities, and the related events of default will no longer apply to us.

   If we defease a series of Debt Securities, the holders of the Debt Securities of the series affected will not be entitled to the benefits of the Indenture, except for our obligations to pay additional amounts, if any, to provide temporary Debt Securities, to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities or to maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the Debt Securities will also survive.

   Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Governing Law

   New York law governs the Indenture and the Debt Securities.

Trustee

   The Indenture contains limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on property received for those claims, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

   We will issue the Debt Securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the Debt Securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

   Holders may exchange Debt Securities of any series for other Debt Securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present Debt Securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

   We have appointed the trustee as security registrar for the Debt Securities. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of Debt Securities.

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   In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any Debt Security either:

  . during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

  . if we have called the Debt Security for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Payment and Paying Agents

   Unless we inform you otherwise in a prospectus supplement, payments on the Debt Securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, for global Debt Securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the Debt Security is registered at the close of business on the record date for the interest payment.

   Unless we inform you otherwise in a prospectus supplement, we will designate the trustee as our paying agent for payments on Debt Securities issued under the Indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

   Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money they are holding for payments on the Debt Securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

   We may issue the Debt Securities of a series in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global Debt Securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global Debt Security.

                         DESCRIPTION OF CAPITAL STOCK

General

   We are authorized to issue a total of 400,000,000 shares of all classes of stock. Of those authorized shares, 300,000,000 are shares of Common Stock, par value $0.01 per share, 60,473,481 shares of which were outstanding as of December 17, 2002, and 100,000,000 are shares of Preferred Stock, par value $0.01 per share. Of the Preferred Stock, there are 20,000,000 shares designated as Series A Convertible Preferred Stock, of which 19,946,448 shares were outstanding as of December 17, 2002, 30,000,000 shares designated as Series B Convertible Preferred Stock, none of which was outstanding, and 1,000,000 shares designated as Series C Preferred Stock, none of which was outstanding.

   The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board's ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

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

   The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation and by-laws for additional information.

Common Stock

   As of December 17, 2002, there were approximately 13,210 holders of record. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the Preferred Stock, holders of shares of Common Stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our Common Stock until we pay dividends on any shares of Preferred Stock then outstanding with dividend or distribution rights senior to our Common Stock. Dividends on our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are not cumulative.

   Holders of our Common Stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director.

   Our board of directors may make rules and regulations concerning the transfer of shares of our Common Stock from time to time, in accordance with our by-laws.

   Holders of our Common Stock will have no conversion, sinking fund or redemption rights.

   Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our by-laws may discriminate against holders of a substantial amount of the shares of our Common Stock. Similarly, some provisions of our certificate of incorporation and our by-laws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Shareholder Rights Agreement

   Under Oklahoma law, every corporation may create and issue rights entitling the holders of those rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of the shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of those rights.

   In 1997, we entered into a Shareholder Rights Agreement. As with most shareholder rights agreements, the terms of our Shareholder Rights Agreement are complex and not easily summarized, particularly as they relate to the acquisition of our Common Stock and to exercisability. This summary, which summarizes the material provisions of the Shareholder Rights Agreement, may not contain all of the information that is important to you. Accordingly, you should carefully read our Shareholder Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

   Our Shareholder Rights Agreement provides that each share of our Common Stock outstanding as of November 26, 1997 and issued between that date and a date determined pursuant to the Shareholder Rights Agreement, will have one right to purchase one one-hundredth of a share of Preferred Stock, designated as Series C Preferred Stock, attached to it, at a purchase price of $40 per one one-hundredth of a share of Preferred Stock, subject to adjustment, as described below.

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

   Initially, the rights under our Shareholder Rights Agreement are attached to outstanding certificates representing our Common Stock and no separate certificates representing the rights will be distributed. The rights will separate from our Common Stock and be represented by separate certificates on the earlier of the first date someone acquires beneficial ownership (as defined in the Shareholder Rights Agreement) of 15% or more of our outstanding Common Stock, subject to various exceptions, or approximately 10 days after someone commences or indicates an intent to commence a tender offer or exchange offer for 15% of our Common Stock. The person or group that acquires or indicates an intent to acquire stock as described in the immediately preceding sentence is referred to as an acquiring person.

   Our Shareholder Rights Agreement specifically excludes as an acquiring person, among others,

  . any member of the shareholder group (which consists of Westar Energy, any Westar Energy affiliate and any person with whom Westar Energy or any of its affiliates is part of a partnership, limited partnership, syndicate or other group of persons acquiring, holding, voting or disposing of any voting securities which would be required under Section 13(d) of the Securities Exchange Act of 1934 to file a statement on Schedule 13D with the Securities and Exchange Commission) but only to the extent of shares of our Common Stock held or acquired by the shareholder group member in accordance with the Shareholder Agreement with Westar Energy and provided that this exemption permanently expires when the ownership percentage of Westar Energy and its affiliates first falls below 10%, which ownership percentage is determined by calculating the voting power represented by all of our securities beneficially owned by Westar Energy and its affiliates after giving effect to the conversion of all convertible securities into shares of our Common Stock or other voting securities; and

  . any transferee who acquires beneficial ownership of shares of our Common Stock from the shareholder group pursuant to provisions of the Shareholder Agreement with Westar Energy or who acquires beneficial ownership of less than 5% of our Common Stock in a public offering pursuant to the Shareholder Agreement, but only to the extent of shares of our Common Stock acquired in accordance with the terms of the Shareholder Agreement. The transferee will be considered an acquiring person upon the concurrent or subsequent acquisition by that transferee, or its affiliates or associates, of any additional shares of our Common Stock if, after giving effect to the acquisition, and taking into account all shares beneficially owned by the transferee including the shares acquired from the shareholder group, the transferee would be considered an acquiring person but for this summarized provision.

   All shares of our Common Stock issued prior to the date the rights separate from the Common Stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the Common Stock. The rights will expire on November 26, 2007, unless we redeem or exchange them at an earlier time or upon the consummation of specified transactions.

   If a person or group becomes an acquiring person, then each right not owned by that acquiring person or its affiliates, associates or transferees, will entitle its holder to purchase, within specified time periods and at the right's then current purchase price, shares of our Common Stock (or, in limited circumstances, one one-hundredths of a share of Preferred Stock) as equals the result obtained by:

  . multiplying the then current purchase price by the then number of one one-hundredths of a share of our preferred stock for which a right was exercisable immediately prior to the first occurrence of a person or group becoming an acquiring person; and

  . dividing that product by 50% of the then current per share market price of our Common Stock on the date of the first occurrence.

   If, after a person or group becomes an acquiring person, and:

  . we are involved in a merger or consolidation with an interested shareholder or with any other person in a case where all holders of our Common Stock are not treated alike; or

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

  . we sell or transfer more than 50% of our assets or earning power to an interested stockholder or other person or, to any other person in a case where all holders of our Common Stock are not treated alike, each right will entitle the holder to purchase, at the right's then current purchase price, shares of Common Stock of the acquiring company as equal the result obtained by:

  . multiplying the then current purchase price by the number of one one-hundredths of a share of our Preferred Stock for which a right is then exercisable; and

  . dividing the product by 50% of the then current per share market price of the Common Stock of the acquiring company.

   We may, at our option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable rights for our Common Stock (or shares of our other equity securities, including one one-hundredths of a share of Preferred Stock, with equivalent rights and privileges as our Common Stock) at an exchange ratio of one share of our Common Stock per right, subject to adjustment, until the time that any person, together with its affiliates and associates, has become the beneficial owner of 50% or more of our outstanding Common Stock.

   Our board of directors may, at its option, redeem all of the outstanding rights under our Shareholder Rights Agreement prior to the earlier of (1) the time that an acquiring person obtains 15% or more of our outstanding stock or
(2) the final expiration date of the rights. The redemption price under our Shareholder Rights Agreement is $0.005 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of our board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

   Holders of rights will have no rights as our stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

   Our Shareholder Rights Agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board to negotiate with an acquiror on behalf of all the shareholders. In addition, the rights should not interfere with a proxy contest.

Preferred Stock

   Our board of directors is authorized to issue shares of Preferred Stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

   One series of Preferred Stock, designated Series A Convertible Preferred Stock, is outstanding. In addition, our board has authorized a series designated as Series B Preferred Stock, and a series designated as Series C Preferred Stock which relates to our Shareholder Rights Agreement. Our board of directors may authorize one or more new series of Preferred Stock for issuance, the particular terms of which will be described in a prospectus supplement. The following is a description of the authorized series of our Preferred Stock and a description of certain general terms and provisions of any new series of our Preferred Stock. The following summary of terms of our Preferred Stock is not complete. You should refer to the provisions of our certificate of incorporation and the certificate of amendment relating to each series of the Preferred Stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of the particular series of Preferred Stock.

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  Series A Convertible Preferred Stock and Series B Convertible Preferred Stock

   Designation and Amount. There are 20,000,000 shares of Series A Convertible Preferred Stock and 30,000,000 shares of Series B Convertible Preferred Stock authorized. All outstanding shares of Series A Convertible Preferred Stock are currently held by Westar Energy and its affiliates and all of those shares are fully paid and nonassessable. There are no currently outstanding shares of Series B Convertible Preferred Stock. The previously outstanding shares of Series B Convertible Preferred Stock were owned by Westar Energy and its affiliates. We reacquired those shares in accordance with the Shareholder Agreement with Westar Energy described below. Shares of Series B Convertible Preferred Stock could be issued in the future to Westar Energy or its affiliates as provided in the Shareholder Agreement. Dividends on Series A Convertible Preferred Stock are not cumulative and dividends on Series B Convertible Preferred Stock, if issued, would not be cumulative.

   Rank. With respect to dividend rights and distribution of assets upon liquidation, dissolution or winding up of affairs, the Convertible Preferred Stock ranks senior to shares of our Common Stock, or any class of our equity securities that by its terms is junior to the Convertible Preferred Stock, and will not rank junior with respect to any class or series of Preferred Stock that we may issue, unless the holders of 66-2/3% of the outstanding shares of the Convertible Preferred Stock consent to the creation of the class or any security convertible into shares of that class or series. We have agreed not to create, authorize or reclassify any authorized stock into any class of capital stock ranking prior to the Convertible Preferred Stock.

   Dividends. We will pay or declare preferential cash dividends quarterly on each share of Convertible Preferred Stock but those dividends are not cumulative to the extent they are not paid on any dividend payment date. If we do not pay dividends on the Convertible Preferred Stock on the dividend payment date for any dividend period, dividends will not be subsequently paid for that dividend period.

   The dividend amount on each share of Series A Convertible Preferred Stock will be equal to 2.5 times the dividend amount declared on each share of our Common Stock for that dividend period, as adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, reclassification or any transaction with comparable effect upon our Common Stock. In no event, however, will the aggregate annual dividend amount payable per share of Series A Convertible Preferred Stock be less than $1.80 per share.

   The dividend amount on each share of Series B Convertible Preferred Stock will be equal to 2.5 times the dividend amount declared on each share of our Common Stock for each dividend period, as adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, reclassification or any transaction with comparable effect upon our Common Stock. In no event, however, will the aggregate annual dividend amount declared on each share of Series B Convertible Preferred Stock be less than $1.80 per share.

   Liquidation Preference. The liquidation preference per share of Convertible Preferred Stock will be equal to that payable per share of our Common Stock, as adjusted appropriately to reflect any stock split or similar events, assuming the conversion of all outstanding shares of Convertible Preferred Stock immediately prior to the event triggering the liquidation preference, plus any dividends then due with respect to the Convertible Preferred Stock.

   Neither our merger or consolidation into or with one or more other corporations, nor the voluntary sale, conveyance, exchange or transfer of all or substantially all of our property or assets will be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of triggering a liquidation preference, unless that voluntary sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of our business.

   Redemption. We have no right to redeem any shares of Convertible Preferred Stock.

   Conversion Rights. After the occurrence of a regulatory change (which means that either the Public Utility Holding Company Act of 1935 has been repealed, modified, amended or otherwise changed, or Westar Energy has received or is entitled to an exemption under that act or has registered under that act so that Westar Energy

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may fully and legally exercise its rights under the Shareholder Agreement described below), holders of shares of Convertible Preferred Stock will have the right, at their option, to convert each share into two fully paid and nonassessable shares of our Common Stock, as adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, reclassification or any transaction with comparable effect upon our Common Stock. Conversion will, however, be automatic and mandatory upon the transfer of the beneficial ownership of any share of Convertible Preferred Stock to any person other than Westar Energy or its affiliates. Mandatory conversion will be at the same rate of exchange as that applicable to an optional conversion.

   We have agreed that we will have at all times reserved and kept available, out of our authorized and unissued stock, shares of our Common Stock in an amount sufficient for the conversion of all shares of Convertible Preferred Stock then outstanding.

   Anti-dilution Provisions. The number of shares of our Common Stock into which each share of Convertible Preferred Stock is convertible, the dividend amount payable on each share of Convertible Preferred Stock, and the liquidation preference attached to each share of Convertible Preferred Stock will be subject to adjustments for stock splits, stock dividends, reverse stock splits or any transaction with comparable effect upon our Common Stock.

   Voting Rights. Holders of shares of Convertible Preferred Stock will be entitled to vote together with holders of shares of our Common Stock, as a single class, with respect to:

  . any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the amendment by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes, which relates to control share acquisitions, or would reasonably cause us to become subject to:

    .  the control share acquisition statute; or

    . any other provisions that are substantially similar to the control share acquisition statute;

  . any proposal relating to the amendment by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes; and

  . any transaction or series of transactions that, if consummated, would constitute a change-in-control.

   With respect to those matters, each share of Convertible Preferred Stock will carry a number of votes equal to the number of votes carried by the number of shares of our Common Stock issuable upon conversion of one share of Convertible Preferred Stock.

   Holders of Convertible Preferred Stock will not be entitled to vote in any election of directors to our board or on any matter submitted to our shareholders other than the foregoing and other than as required by law.

   Potential Anti-Takeover Effects of the Convertible Preferred Stock. The issuance of our Common Stock into which the Convertible Preferred Stock is convertible or exchangeable, together with the provisions of the Shareholder Agreement that we entered into with Westar Energy that are described below, may have anti-takeover implications. The combined effect of these issuances and the Shareholder Agreement may be to discourage or render more difficult a merger, tender offer or proxy contest involving us, or to deter a third party from seeking to acquire control of us.

  Series C Preferred Stock

   In connection with our Shareholder Rights Agreement, our board of directors established a series of preferred stock, designated as Series C Preferred Stock. Holders of the Series C Preferred Stock are entitled to receive, in preference to the holders of our Common Stock, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or those other dates as our board of directors deems appropriate, in an amount

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per share equal to the greater of $1 or subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in our Common Stock, payable on our Common Stock. The Series C Preferred Stock dividends are cumulative but do not bear interest. Shares of Series C Preferred Stock are not redeemable. Subject to adjustment, each share of Series C Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of our shareholders and during a certain dividend default period, holders of the Series C Preferred Stock have other special voting rights. If we liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock are entitled to priority over the holders of shares of our Common Stock or other junior ranking stock.

   For each share of our Common Stock the holder has the right to purchase one one-hundredth of a share of Series C Preferred Stock upon the happening of change-in-control and similar transactions as described in the Shareholder Rights Agreement.

  Other Series of Preferred Stock

   Our board of directors may authorize one or more new series of Preferred Stock for issuance, the particular terms of which will be described in a prospectus supplement. The following is a description of certain general terms and provisions of our Preferred Stock.

   Dividends. Holders of a new series of Preferred Stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the related prospectus supplement.

   Liquidation. In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of new series of Preferred Stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of Common Stock. If the amounts payable with respect to Preferred Stock are not paid in full, the holders of that series of Preferred Stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of the new Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

   Redemption and Sinking Fund. No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

   Conversion Rights. Shares of a new series of Preferred Stock may be convertible or exchangeable into another series of our Preferred Stock, our Common Stock or other securities or property. The certificate of amendment to our certificate of incorporation and the prospectus supplement relating to that series of convertible Preferred Stock, if any, will describe those conversion rights.

   Voting Rights. Except as indicated in the prospectus supplement, the holders of a new series of Preferred Stock will not be entitled to vote.

   Miscellaneous. Shares of Preferred Stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and will be available for subsequent issuance. We may not repurchase or redeem less than all the Preferred Stock, pursuant to a sinking fund or otherwise, while there are any dividends in arrears on the Preferred Stock. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions we may enter into.

   No Other Rights. The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related prospectus supplement, our certificate of incorporation or any certificate of amendment or as otherwise required by law.

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Preemptive Rights

   No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock. Under the Shareholder Agreement, however, the shareholder group has top-up rights to acquire additional shares of our stock in limited circumstances described below.

Shareholder Agreement

   We are party to a Shareholder Agreement with Westar Energy. The following description is a summary of the material provisions of our Shareholder Agreement. You should refer to the Shareholder Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, for additional information.

  Standstill

   The Shareholder Agreement provides, among other things, that Westar Energy and its affiliates are prohibited from taking various actions, including, without limitation:

  . prior to the occurrence of a regulatory change, the acquisition of our voting securities that would cause the shareholder group to have securities representing more than 9.9% of our total outstanding voting power;

  . at any time, the acquisition of securities that would cause the shareholder group's total ownership percentage (including shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or other securities) to exceed the maximum ownership percentage, which is a total ownership percentage of 45%, less the voting power represented by all voting securities transferred by the shareholder group during the term of the Shareholder Agreement represented by any shares of Convertible Preferred Stock converted into shares of our Common Stock contemporaneously with the transfer pursuant to the Shareholder Agreement;

  . the deposit of our equity securities in a voting trust or subjecting of those equity securities to any similar arrangement or proxy with respect to the voting of those equity securities;

  . the commencement of a merger, acquisition or other business combination transaction relating to us; and

  . engagement in any other action, either alone or in concert with others, to seek to control or influence our management, board of directors or policies.

  Top-Up Rights

   In the event that the shareholder group's ownership percentage (including shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or other securities) falls below the maximum ownership percentage, Westar Energy has rights to acquire additional equity securities to restore the maximum ownership percentage of the shareholder group to the maximum ownership percentage. Westar Energy may exercise those rights:

  . by purchasing our Common Stock in the open market or otherwise (and, to the extent those purchases would cause the shareholder group's voting ownership percentage to exceed 9.9% prior to a regulatory change, exchanging each of those shares for one half of a share of Series B Convertible Preferred Stock issued by us, subject to adjustment to reflect any stock split, combination or similar transaction);

  . in some events where the reduction in the shareholder group's total ownership percentage (including shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or other securities) is caused by a dilutive issuance of our securities, by requiring us to issue to Westar Energy at the issue price per share of the dilutive issuance, prior to a regulatory change, additional shares of our

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     Common Stock and, to the extent that issuance would cause the shareholder group's voting ownership percentage to exceed 9.9%, Series B Convertible Preferred Stock sufficient to restore the shareholder group's total ownership percentage (including shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or other securities) to the maximum ownership percentage; or

  . in the case of a dilutive issuance that is the result of an acquisition or other business combination transaction, by merger or otherwise, by requiring us to issue to Westar Energy shares of our Common Stock sufficient to restore the shareholder group's total ownership percentage to the maximum ownership percentage minus 10%.

  Restrictions on Transfer

   During the term of the Shareholder Agreement, the shareholder group is prohibited, without the prior written consent of a majority of our independent directors, from transferring any of our equity securities except:

  . transfers of equity securities representing voting power of less than 5% provided that the transferee does not have a voting ownership percentage of 5% or more immediately prior to the transfer;

  . in a bona fide underwritten public offering pursuant to the Registration Rights Agreement that we entered into with Westar Energy;

  .  pursuant to a pro rata distribution to Westar Energy's shareholders; and

  . pursuant to a procedure that permits Westar Energy to transfer equity securities representing 5% or more of our voting power, provided that we have been given notice thereof, and have failed, within a specified period of time, to purchase from Westar Energy the equity securities proposed to be sold at a cash purchase price per share equal to 98.5% of the then current market price for our Common Stock.

   In addition, in the case of a bona fide third party tender offer for securities, Westar Energy may tender into that offer a proportionate amount of its equity securities.

  Voting

   During the term of the Shareholder Agreement, Westar Energy has agreed to vote, and to cause each of its affiliates to vote, all voting securities that it owns as follows:

  . with respect to the election of directors, Westar Energy will vote its voting securities in favor of the election of all candidates for director nominated by our board of directors;

  . with respect to any proposal initiated by any of our shareholders relating to the redemption of the rights issued pursuant to the Shareholder Rights Agreement or any modification of the Shareholder Rights Agreement (other than nonbinding precatory resolutions), Westar Energy will, and will cause each member of the shareholder group to, vote all voting securities beneficially owned by Westar Energy or any member of the shareholder group in accordance with the recommendation of our board;

  . with respect to transactions constituting a change-in-control or with respect to any proposal relating to the opt-out amendment, Westar Energy may vote any or all of the voting securities and Convertible Preferred Stock (which, as described above, has the right in such circumstances to vote together with our Common Stock on a two votes per share basis, as adjusted to reflect our recent stock split and subject to adjustment to reflect any further stock split or similar events) held by the shareholder group in its sole discretion;

  . with respect to any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the opt-out amendment or would reasonably cause us to become subject to the control share acquisition statute or any other provisions that are substantially similar to the control share acquisition statute, Westar Energy or any member of the shareholder group has the right to abstain or vote against such amendment; and

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  .  with respect to all other matters,

    . prior to the occurrence of a regulatory change, Westar Energy may vote any voting securities held by the shareholder group in Westar Energy's sole discretion; and

    . after the occurrence of a regulatory change, Westar Energy may vote in its sole discretion up to 9.9% of our outstanding voting power and Westar Energy must vote any other voting securities owned by it in the same proportion as all voting securities voted on the other matter are voted by our other shareholders.

  Board Representation

   Prior to a regulatory change, Westar Energy is entitled to designate two members of our Board of Directors. After a regulatory change, subject to transition provisions, Westar Energy is entitled to designate up to one-third of our Board of Directors.

  Term; Buy/Sell Option

   The Shareholder Agreement terminates if, among other things:

  . our quarterly dividend on our Common Stock falls below $0.15 per share (as adjusted to reflect any stock split or similar events) in any five quarters or we fail to pay the stated quarterly dividend on any series of Convertible Preferred Stock in any five quarters;

  . the shareholder group's total ownership percentage falls below 9.9% at any time; or

  . the shareholder group's total ownership percentage falls below 30% at any time after November 26, 2012, which is the 15th anniversary of the signing of the Shareholder Agreement.

   In addition, on the 15th and each subsequent anniversary of the signing of the Shareholder Agreement, each of Westar Energy and us, on behalf of our shareholders, has the right to buy from or sell to the other, by purchase, sale or credible tender offer, as appropriate, all outstanding shares of our capital stock beneficially owned by the selling party (which, in our case, means our shareholders other than Westar Energy and the shareholder group). In addition, if at any time after the occurrence of a regulatory change, we believe in good faith that Westar Energy's regulatory status as modified by that regulatory change would place an unreasonable restriction on the implementation of strategic business plans, we may immediately initiate our buy/sell rights.

Registration Rights Agreement

   In 1997, we entered into a Registration Rights Agreement that enables Westar Energy to require that we register its shares of our Common Stock, including shares of our Common Stock obtained upon conversion of its shares of Convertible Preferred Stock, under the Securities Act of 1933. Under the Registration Rights Agreement, Westar Energy is entitled, subject to the conditions set forth therein, to:

  . demand registration rights, whereby Westar Energy can require us to file a registration statement under the Securities Act of 1933 registering its shares of our Common Stock; and

  . piggy-back registration rights, whereby Westar Energy can require that we include any or all of its shares of our Common Stock in a registration statement that we have proposed to file under the Securities Act of 1933.

Oklahoma Law

  Oklahoma Takeover Statute

   We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an "interested shareholder" from engaging in a "business combination" with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

  . prior to the date that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

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  .  upon consummation of the transaction that resulted in the interested shareholder's becoming an interested shareholder, the interested shareholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

  . on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

   Section 1090.3 defines a "business combination" to include:

  . any merger or consolidation involving the corporation and an interested shareholder;

  . any sale, transfer, pledge or other disposition involving an interested shareholder of 10% or more of the assets of the corporation;

  . subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

  . the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

   For purposes of Section 1090.3, the term "corporation" also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an "interested shareholder" as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

  Oklahoma Control Share Act

   Our certificate of incorporation provides that we are not subject to the Oklahoma Control Share Act. With exceptions, this act prevents holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the Oklahoma Control Share Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and By-laws

  Exculpation

   Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

  . the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

  . the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

  . the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken; or

  . the director or officer derived an improper personal benefit from the transaction.

  Indemnification

   We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

  .  is or was our director, officer, employee or agent; or

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  .  while our director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

   Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act of 1933 are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act of 1933 and are unenforceable.

  Shareholder Action; Special Meeting of Shareholders

   Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our by-laws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

  Advance Notice Requirements for Shareholder Proposals

   At any meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

  .  pursuant to our notice of meeting;

  .  by or at the discretion of our board of directors; or

  . by any of our shareholders of record at the time the notice is given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth herein.

   For business to be properly brought before a meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder's notice must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement is released to shareholders in connection with the previous year's annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year's meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. To be timely as to a special meeting of shareholders, a shareholder notice must be received not later than the call of the meeting as provided in our by-laws. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

  . a brief description of and the reasons for proposing the matter at the meeting;

  . the name and address, as they appear on our books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

  . the class and number of shares that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and

  . any material interest of the shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in the proposal.

   These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders.

  Higher Vote for Some Business Combinations and Other Actions

   Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, transfer or other distribution of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial

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

owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

  .  a majority vote of all of the independent directors; or

  . the holders of at least 66 2/3% of the outstanding shares otherwise entitled to vote as a single class with the Common Stock to approve the business combination, excluding any shares owned by the related person.

   In addition, our certificate of incorporation provides that our by-laws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

  . the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

  .  provisions relating to changes in the by-laws;

  .  a director's personal liability to us or our shareholders;

  .  shareholder ratification of various contracts, transactions and acts; and

  .  voting requirements for approval of business combinations.

  Transactions with Interested Parties

   Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

   The current transfer agent and registrar for our Common Stock and our Preferred Stock is UMB Bank, N.A., Kansas City, Missouri.

                         DESCRIPTION OF STOCK PURCHASE
                      CONTRACTS AND STOCK PURCHASE UNITS

   We may issue Stock Purchase Contracts, including contracts that obligate holders to purchase from us, and obligate us to sell to these holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase

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Contract and either debt securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and these payments may be unsecured or prefunded on some basis. The Stock Purchase Contacts may require holders to secure their obligations under these Stock Purchase Contracts in a specified manner.

   A prospectus supplement will summarize material terms of any Stock Purchase Contracts or Stock Purchase Units being offered. The description in the prospectus supplement will refer to the forms of Stock Purchase Contracts. Material United States federal income tax considerations applicable to the Stock Purchase Units and Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

   We may sell the Securities offered under this prospectus through underwriters, agents or dealers or directly to purchasers.

Underwriters

   If underwriters are used in the sale of the Securities, the underwriters will acquire the Securities sold for their own account. The underwriters may resell those Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the Securities will be subject to various conditions. The underwriters in an underwritten offering will be obligated to purchase all the offered Securities if any are purchased. If a dealer is used in the sale, ONEOK will sell the Securities to the dealer as principal. The dealer may then resell the Securities at varying prices determined at the time of resale.

Agents and Direct Sales

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by various institutions to purchase offered Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  .  commercial and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

   The institutional purchaser's obligations under a contract will be subject only to the condition that the purchase of the offered Securities at the time of delivery is allowed by any laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

General Information

   Underwriters, dealers and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

   We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities.

   The Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for ONEOK. Any remarketing firm will be identified and the terms of its agreement, if any, with ONEOK and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the Securities remarketed thereby.

   Each series of Securities will be a new issue, and other than the Common Stock, which is listed on the New York stock exchange, will have no established trading market. We may decide to list any series of Securities on a securities exchange, or in the case of the Common Stock, on any additional exchange. However, we will not be obligated to list Securities on an exchange unless stated otherwise in a prospectus supplement. We cannot give any assurances to you concerning the liquidity of any Security offered under this prospectus.

   Agents, underwriters or dealers and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

                                 LEGAL MATTERS


   Various legal matters, including the validity of the Securities, will be passed on for ONEOK by Gable & Gotwals, Tulsa, Oklahoma. Any underwriters or agents will be advised about other issues relating to any offering by Jones Day, Chicago, Illinois. Jones Day will pass only on questions of New York and federal law. Jones Day from time to time acts as counsel to ONEOK.


                                    EXPERTS

   The consolidated financial statements of ONEOK and its subsidiaries as of December 31, 2001, 2000 and 1999, and for the years ended December 31, 2001 and 2000, the year ended August 31, 1999 and the four months ended December 31, 1999 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to a change in accounting for derivative instruments and hedging activities in 2001 and for energy trading contracts in 2000, and to the restatement of the consolidated statements of cash flows for the years ended December 31, 2001 and 2000 and the four months ended December 31, 1999.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the Securities and Exchange Commission registration fee.

          Securities and Exchange Commission registration fee $ 92,000
          Legal fees and expenses............................   75,000
          Printing and engraving.............................   75,000
          Fees of accountants................................   80,000
          Fees of trustee....................................   30,000
          Rating agencies fees...............................  300,000
          Blue sky fees and expenses.........................    5,000
          Miscellaneous......................................   43,000
                                                              --------
                                                              $700,000
                                                              ========

Item 15. Indemnification of Directors and Officers.

   ONEOK, Inc. (the "Company"), as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the by-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. In addition, indemnification agreements, the form of which has been previously approved by the shareholders of the Company, have been entered into between the Company and each of its directors and executive officers.

   The certificate of incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

   Pursuant to Article VIII of the by-laws of the Company, upon authorization and determination (i) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (iii) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

   The indemnification agreements referred to above provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and the determination by a "reviewing party" selected by the board of directors that the director or executive officer is entitled to indemnification. In addition, the agreements obligate the Company to indemnify the specified executive officer or director to the extent of the Company's recoveries under insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

   Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Additional coverage is provided to the Company for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by the Company. Such coverage is provided in the amount of $200,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any covered loss in excess of the $250,000 retained limit and covered defense costs from the first dollar, up to the policy limit of $200,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

   It is recognized that the above-summarized provisions of the Company's by-laws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors and controlling persons of the Company against liabilities arising under such act.

   The Company and Westar Energy, Inc., formerly Western Resources, Inc. ("Westar Energy") have entered into a Registration Rights Agreement that provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Westar Energy or an agent or underwriter thereof expressly for use therein.

Item 16. Exhibits.

Exhibit
Number  Description
------  -----------

  1.1*  Form of Underwriting Agreement relating to Debt Securities.

  1.2*  Form of Underwriting Agreement relating to Common Stock.

  1.3*  Form of Underwriting Agreement relating to Preferred Stock.

  1.4*  Form of Underwriting Agreement relating to Stock Purchase Units.

  4.1   Indenture between the Company and SunTrust Bank, as Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, as amended
        (Commission File No. 333-65392)).

  4.2   Form of Debt Security (included in Exhibit 4.1).

  4.3+  Form of Purchase Contract Agreement.

  4.4+  Form of Pledge Agreement.

  4.5+  Form of Remarketing Agreement.

  4.6   Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to
        Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File
        No. 333-27467)).

  4.7   Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to
        Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
        1998).

  4.8   Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended
        May 31, 1998).

  4.9   Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3, as amended
        (Commission File No. 333-65392)).

  4.10  By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's
        Annual Report on Form 10-K for the year ended August 31, 1999).

  4.11  Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997
        (incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-4,
        as amended (Commission File No. 333-27467)).

  4.12  Certificate of Designation for Series C Participating Preferred Stock of the Company, filed
        November 26, 1998 (incorporated by reference to Exhibit 1 to the Company's Registration Statement
        on Form 8-A filed with the Commission on November 26, 1997).

  4.13  Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to the Company's
        Registration Statement on Form 8-A filed with the Commission on November 21, 1997).

  4.14  Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust
        Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the
        Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

  4.15  Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the
        Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on
        Form S-4, as amended (Commission File No. 333-27467)).

  4.16  Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc.
        and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement
        on Form S-4, as amended (Commission File No. 333-27467)).

Exhibit
Number  Description
------  -----------

  5.1+  Opinion of Gable & Gotwals regarding the validity of the Securities.

 12.1   Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the
        Company's report on Form 10-Q for the quarterly period ended September 30, 2002, as amended, to
        Exhibit (12)(c) to the Company's Annual Report on Form 10-K for the year ended December 31,
        2001, as amended, to Exhibits (12)(a) and (12)(a.1) to the Company's Annual Report on Form 10-K
        for the year ended December 31, 2000 and to Exhibit (12)(a) to the Company's Annual Report on
        Form 10-K for the year ended August 31, 1999).

 12.2   Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend
        Requirements (incorporated by reference to Exhibit 12 to the Company's report on Form 10-Q for the quarterly period ended September 30, 2002, as amended, to Exhibit (12)(a) to the Company's
        Annual Report on Form 10-K for the year ended December 31, 2001, as amended, to Exhibits (12)
        and (12.1) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to Exhibit (12) to the Company's Annual Report on Form 10-K for the year ended August 31,
        1999).

 23.1** Consent of KPMG LLP.

 23.2+  Consent of Gable & Gotwals (included in Exhibit 5.1).

 24.1+  Powers of Attorney.

 25.1+  Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.

 25.2+  Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 relating to the Purchase Contract Agreement.

--------
*  To be filed by amendment or as an exhibit to a current report on Form 8-K.

+  Previously filed.


** Filed herewith.


Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the day 10th of January, 2003.


                                              ONEOK, INC.

                                              By:        /s/  JIM KNEALE
                                                  -----------------------------
                                                           Jim Kneale
                                                     Senior Vice President,
                                                            Treasurer
                                                   and Chief Financial Officer




   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of January, 2003.



          Signature                        Title
          ---------                        -----

              *                Chairman of the Board,
-----------------------------  President, Chief Executive
        David L. Kyle          Officer and Director
                               (Principal Executive Officer)

-----------------------------  Director
     Edwyna G. Anderson

              *                Director
-----------------------------
       William M. Bell

              *                Director
-----------------------------
       William L. Ford

          Signature                        Title
          ---------                        -----

              *                          Director
-----------------------------
       Pattye L. Moore

              *                          Director
-----------------------------
       Bert H. Mackie

       /s/  JIM KNEALE         Senior Vice President,
-----------------------------  Treasurer and Chief Financial
         Jim Kneale            Officer (Principal Financial
                               Officer)

              *                          Director
-----------------------------
      Douglas A. Newsom

              *                          Director
-----------------------------
       Gary D. Parker

              *                          Director
-----------------------------
         J.D. Scott

              *                Vice President, Controller
-----------------------------  and Chief Accounting Officer
       Beverly Monnet          (Principal Accounting Officer)

--------

* Signed by the undersigned, Jim Kneale, pursuant to a power of attorney filed as an exhibit to this Registration Statement, on the 10th day of January, 2003.




By:      /S/  JIM KNEALE
    -------------------------
           Jim Kneale,
        Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number  Description
------  -----------
 1.1*   Form of Underwriting Agreement relating to Debt Securities.
 1.2*   Form of Underwriting Agreement relating to Common Stock.
 1.3*   Form of Underwriting Agreement relating to Preferred Stock.
 1.4*   Form of Underwriting Agreement relating to Stock Purchase Units.
 4.1    Indenture between the Company and SunTrust Bank, as Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, as amended
        (Commission File No. 333-65392)).
 4.2    Form of Debt Security (included in Exhibit 4.1).
 4.3+   Form of Purchase Contract Agreement.
 4.4+   Form of Pledge Agreement.
 4.5+   Form of Remarketing Agreement.
 4.6    Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to
        Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File
        No. 333-27467)).
 4.7    Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to
        Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
        1998).
 4.8    Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended
        May 31, 1998).
 4.9    Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3, as amended
        (Commission File No. 333-65392)).
 4.10   By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's
        Annual Report on Form 10-K for the year ended August 31, 1999).
 4.11   Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997
        (incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-4,
        as amended (Commission File No. 333-27467)).
 4.12   Certificate of Designation for Series C Participating Preferred Stock of the Company, filed
        November 26, 1998 (incorporated by reference to Exhibit 1 to the Company's Registration Statement
        on Form 8-A filed with the Commission on November 26, 1997).
 4.13   Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to the Company's
        Registration Statement on Form 8-A filed with the Commission on November 21, 1997).
 4.14   Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust
        Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the
        Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).
 4.15   Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the
        Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on
        Form S-4, as amended (Commission File No. 333-27467)).
 4.16   Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc.
        and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement
        on Form S-4, as amended (Commission File No. 333-27467)).
 5.1+   Opinion of Gable & Gotwals regarding the validity of the Securities.

Exhibit
Number  Description
------  -----------
12.1    Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the
        Company's report on Form 10-Q for the quarterly period ended September 30, 2002, as amended, to
        Exhibit (12)(c) to the Company's Annual Report on Form 10-K for the year ended December 31,
        2001, as amended, to Exhibits (12)(a) and (12)(a.1) to the Company's Annual Report on Form 10-K
        for the year ended December 31, 2000 and to Exhibit (12)(a) to the Company's Annual Report on
        Form 10-K for the year ended August 31, 1999).
12.2    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend
        Requirements (incorporated by reference to Exhibit 12 to the Company's report on Form 10-Q for the quarterly period ended September 30, 2002, as amended, to Exhibit (12)(a) to the Company's
        Annual Report on Form 10-K for the year ended December 31, 2001, as amended, to Exhibits (12)
        and (12.1) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to Exhibit (12) to the Company's Annual Report on Form 10-K for the year ended August 31,
        1999).
23.1**  Consent of KPMG LLP.
23.2+   Consent of Gable & Gotwals (included in Exhibit 5.1).
24.1+   Powers of Attorney.
25.1+   Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.
25.2+   Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 relating to the Purchase Contract Agreement.

--------
*  To be filed by amendment or as an exhibit to a current report on Form 8-K



+  Previously filed.


** Filed herewith.


                                     EI-2